UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2011

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34807

Delaware	11-3200514
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Service Road
Melville, NY 11747
(Address of principal executive offices, including zip code)

(631) 962-9600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On September 26, 2011, Verint Systems Inc. ("Verint") issued a press release announcing that it had entered into a definitive agreement to acquire, upon closing, Global Management Technologies Corporation ("GMT"), a privately held industry leader of workforce management (WFM) solutions. Under the terms of the agreement, Verint will be acquiring GMT for a total cash consideration of $24.6 million paid at closing, subject to certain adjustments, and potential additional cash payments not to exceed $17.4 million, contingent upon certain future performance over a 28 month period from the closing. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01 in its entirety.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.    Description
99.1            Press Release of Verint Systems Inc., dated September 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: September 26, 2011	By:	/s/ Douglas E. Robinson
Douglas E. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Verint Systems Inc. dated September 26, 2011